Exhibit 99.2

FOR IMMEDIATE RELEASE

ADA-ES PROVIDES REFINED COAL UPDATE

Contracts for Two Existing Refined Coal Facilities Restructured

Highlands Ranch, CO- March 12, 2013- ADA-ES, Inc. (NASDAQ:ADES) (“ADA” or the “Company”) today announced amendments to the leases between its Clean Coal Solutions (CCS) joint venture and an affiliate of Goldman Sachs (“Goldman”) for the two longest operating Refined Coal (RC) facilities.

CCS and Goldman have amended the leases for the two longest operating RC facilities to change the structure and timing of the lease payments. The payments will be paid quarterly in advance and subject to adjustments for inflation. Each lease has an initial non-cancellable term of two years and will automatically renew, unless terminated at the option of the lessee thereof, for successive one-year terms through November 9, 2021 and December 10, 2021, as applicable. Revenues to CCS are expected to remain at similar levels as seen under the prior agreements.

Commenting on the outlook for the RC business, Dr. Michael D. Durham, President and CEO, said “With the restructuring of these agreements and our recent closing of a RC facility with a third financial investor, our RC business is back on track after several months of delays. We expect that the recent resumption of the issuance of Private Letter Rulings for Section 45 RC requests will assist with timely closing of contracts for a number of additional RC facilities throughout this year and into 2014.

About ADA

ADA is a leader in clean coal technology and the associated specialty chemicals, serving the coal-fueled power plant industry. Our proprietary environmental technologies and specialty chemicals enable power plants to enhance existing air pollution control equipment, minimize mercury, CO2 and other emissions, maximize capacity, and improve operating efficiencies, to meet the challenges of existing and pending emission control regulations.

With respect to mercury emissions:

•

Through our consolidated subsidiary, Clean Coal Solutions, LLC (“CCS”), we provide our patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in cyclone boilers and our patent pending M-45™ and M-45-PC™ technologies for Circulating Fluidized Boilers and Pulverized Coal boilers respectively.

•	We supply Activated Carbon Injection (“ACI”) and Dry Sorbent Injection (“DSI”) systems, mercury measurement instrumentation, and related services.

•	Under an exclusive development and licensing agreement with Arch Coal, we are developing and commercializing an enhanced PRB coal with reduced emissions of mercury and other metals.

In addition, we are developing CO2 emissions technologies under projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding future revenues and the timing of the closing of contracts for the sale or lease of RC facilities. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, changes in laws, regulations and IRS interpretations or guidance, economic conditions and market demand; timing of laws, regulations and any legal challenges to or repeal of them; failure of the RC facilities to produce coal that qualifies for tax credits; termination of or amendments to the contracts for RC facilities; decreases in the production of RC; failure to lease or sell the remaining RC facilities on a timely basis; availability, cost of and demand for alternative tax credit vehicles and other technologies; technical, start-up and operational difficulties; availability of raw materials and equipment; loss of key personnel; intellectual property infringement claims from third parties; and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Contact:

Graham Mattison

Vice President, Investor Relations

(646) 319-1417

graham.mattison@adaes.com

www.adaes.com